Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

Chris Brathwaite

(847) 286-8371

Macerich

John Perry

SVP, Investor Relations

(424) 229-3345

FOR IMMEDIATE RELEASE:

April 30, 2015

SEARS HOLDINGS AND THE MACERICH COMPANY

CREATE A 50/50 JOINT VENTURE INVOLVING NINE

SEARS HOLDINGS PROPERTIES LOCATED AT MACERICH MALLS

HOFFMAN ESTATES, Ill. and SANTA MONICA, Calif., — Sears Holdings Corporation (NASDAQ: SHLD) (“Sears Holdings”) and The Macerich Company (NYSE: MAC) (“Macerich”) today announced that they have formed a joint venture (the “JV”) as part of Sears Holdings’ continued efforts to enhance its financial flexibility and generate value from its real estate portfolio.

Sears Holdings contributed nine properties where Sears currently operates stores located at Macerich malls to the JV, including property with space leased to third parties. Sears Holdings will lease back from the JV and continue to operate existing Sears Holdings stores at the properties contributed to the JV. Macerich contributed $150 million in cash to the JV, which has been distributed to Sears Holdings. The lease arrangements between Sears Holdings and the JV provide the JV with the ability to create additional value through recapturing certain space leased to Sears Holdings in the contributed properties and re-leasing that space to third-party tenants.

“Since the filing of the registration statement for Seritage Growth Properties a few weeks ago, we have entered into JV agreements with the leading mall operators in the U.S., demonstrating the value of Sears Holdings’ real estate portfolio,” said Edward S. Lampert, Chairman and CEO of Sears Holdings. “We are pleased to be in a position to unlock substantial value for Sears Holdings shareholders and further facilitate the company’s transformation. Through these transactions, we have additional capital to invest in our membership and integrated retail platforms. We will continue to operate these nine stores and there will be minimal impact on their day-to-day operations or the overall shopping experience for our members.”

Arthur Coppola, Chairman and CEO of Macerich, stated, “This new joint venture with Sears Holdings is in line with our overall strategy of reinvesting capital into our portfolio of proven, highly profitable locations. The nine properties being contributed to the JV are located at centers with average in-line sales of $680 per square foot and include some of our top centers including Washington Square, Los Cerritos Center, Arrowhead Towne Center, Vintage Faire Mall, Danbury Fair Mall, Chandler Fashion Center, Freehold Raceway, Deptford Mall and South Plains Mall. Through ongoing space optimization, we expect this transaction to create significant value for shoppers, tenants and shareholders alike.”

Transaction Structure

The total purchase price for the 9 properties in the transaction is $300 million. In exchange for $150 million and a 50% JV interest, Sears Holdings contributed to the JV the 9 properties located at Macerich malls where Sears Holdings currently operates stores. Macerich contributed $150 million in cash for its 50% JV interest, which has been distributed to Sears Holdings in accordance with the terms of the agreements between the parties.

Proposed Relationship with Seritage Growth Properties

On April 1, 2015, Seritage Growth Properties (“Seritage”), a real estate investment trust formed by Sears Holdings, filed a registration statement on Form S-11 with the Securities and Exchange Commission, providing for a planned distribution of subscription rights to purchase Seritage shares to Sears Holdings stockholders. Shortly following the consummation of the rights offering, Sears Holdings expects Seritage to purchase its 50% JV interest for a price equal to that paid by Macerich for its JV interest.

Other Terms

The JV will lease back existing stores to Sears Holdings under a triple-net master lease agreement (the “Master Lease”), with a ten year initial term and two five-year renewal options. Sears Holdings’ initial base rent under the Master Lease will be approximately $14.8 million.

Under the Master Lease, the JV has the ability to recapture a specified portion of the space leased to Sears Holdings. Following such recapture, the JV will be able to re-lease this space to other parties at potentially higher rents. The recapture provisions and termination rights within the Master Lease will enable Sears Holdings to continue its transformation into a more asset-light retailer with less dependence on physical store locations, and will allow the JV to create additional value through the re-configuration and re-development of its properties.

Sears Holdings and Macerich will have equal representation on the executive committee that will govern the JV.

Forward-Looking Statements

Sears Holdings Corporation

This press release contains forward-looking statements, which are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of such risks, assumptions and uncertainties, see “Risk Factors” and the forward-looking statement disclosure contained in our most recent Annual Report on Form 10-K and other filings filed with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

The Macerich Company

This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

About Macerich

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 51 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago and the Metro New York to Washington, DC corridor. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.